CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Putnam Tax Exempt Income Fund

We consent to the use of our report dated November 6, 2000, incorporated in this Registration Statement by reference, for Putnam Tax Exempt Income Fund and to the references to our firm under the captions "Financial Highlights" in the prospectus and "INDEPENDENT ACCOUNTANTS AND FINANCIAL STATEMENTS" in the Statement of Additional Information.

                                                 /s/ KPMG LLP
                                                 KPMG LLP

Boston, Massachusetts
January 24, 2001




CONSENT OF PRIOR INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 32 to the registration statement on Form N-1A (File No. 2-57165) ("Registration Statement") of our report dated November 10, 1998, relating to the financial statements and financial highlights appearing in the September 30, 1998 Annual Report of Putnam Tax Exempt Income Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.

                                     /s/ PricewaterhouseCoopers LLP
                                     PricewaterhouseCoopers LLP

Boston, Massachusetts
January 24, 2001